Exhibit 10.26
BB&T EQUIPMENT FINANCE CORPORATION
MASTER LEASE GUARANTY
THIS MASTER LEASE GUARANTY (this “Guaranty”) is executed and delivered by ARKANSAS BEST CORPORATION (“Guarantor”) in favor of BB&T EQUIPMENT FINANCE CORPORATION, its successors and assigns (“Lessor”), in connection with that certain Master Lease Agreement dated as of December 30, 2009, together with all Equipment Schedules executed or to be executed pursuant thereto (the “Lease”), by and between Lessor and ABF Freight System, Inc., its successors and permitted assigns (“Lessee”).
In order to induce Lessor to enter into the Lease (execution and delivery hereof being a condition precedent to Lessor’s obligations under the Lease), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby UNCONDITIONALLY GUARANTEES (a) to pay Lessor in lawful money of the United States all Rents and other sums reserved in the Lease Documents (as such term is defined in the Lease), or any substitutions therefor, in the amounts, at the times and in the manner set forth in the Lease Documents; and (b) to perform, at the time and in the manner set forth in the Lease Documents, all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee (collectively, the “Obligations”).
1. This Guaranty is a continuing one and shall terminate only upon full payment of all rents and all other sums due under the Lease Documents and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, including such payment and performance under all schedules made a part of said Lease Documents, whether to be performed before or after the last rent payment has been made under the Lease Documents. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state. This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection).
2. Guarantor authorizes Lessor, with Lessee’s consent where required, without notice or demand, and without affecting its liability hereunder, from time to time to: (a) change the amount, time or manner of payment of rent or other sums reserved in the Lease Documents; (b) change any of the terms, covenants, conditions or provisions of the Lease Documents; (c) amend, modify, change or supplement the Lease Documents; (d) consent to Lessee’s assignment of the Lease Documents or to the sublease of all, or any portion, of the equipment covered by the Lease Documents; (e) receive and hold security for the payment of this Guaranty or the performance of the Lease Documents, and exchange, enforce, waive and release any such security; and (f) apply such security and direct the order or manner of sale thereof as Lessor in its discretion may determine.
3. Guarantor waives any right to require Lessor to: (a) proceed against Lessee, any other guarantor or any other person directly or contingently liable for the payment of any of the Obligations; (b) proceed against or exhaust any security held from Lessee, any other guarantor or any other person directly or contingently liable for the payment of any of the Obligations; (c) pursue any other remedy in Lessor’s power whatsoever; or (d) notify Guarantor of any adverse change in Lessee’s financial condition or of any default by Lessee in the payment of any rent or other sums reserved in the Lease Documents or in the performance of any term, covenant or condition therein required to be kept, observed or performed by Lessee. Guarantor waives any defense arising by reason of any disability or other defense of Lessee (except to the extent the Obligations have been paid), any lack of authority of Lessee with respect to the Lease Documents, the invalidity, illegality or lack of enforceability of the Lease Documents from any cause whatsoever, the failure of Lessor to acquire title to the equipment subject to the Lease Documents or to perfect or maintain perfection of any interest therein or the cessation from any cause whatsoever of the liability of Lessee (including, without limitation, discharge in bankruptcy), and any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor; provided, however, that Guarantor does not waive any defense arising from the due performance by Lessee of the terms and conditions of the Lease Documents. Upon demand, Guarantor agrees to pay and perform the Obligations regardless of any existing or future offset or claim which may be asserted by Guarantor. This Guaranty and Guarantor’s payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by Lessor, all as though such payment had not been made. Lessor’s good faith determination as to whether a payment must be restored or returned shall be binding on Guarantor. Until the payment and performance of all Obligations due or to be performed by Lessee, Guarantor shall have no right of subrogation against Lessee, and waives any right to enforce any remedy which Lessor now has or hereafter may have against Lessee, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lessor. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptance of this Guaranty.

4. Guarantor represents and warrants to Lessor that:
(a) (1) Guarantor has the form of business organization indicated under Guarantor’s signature. (2) The execution, delivery and performance hereof: (x) have been duly authorized by all necessary action consistent with Guarantor’s form of organization; (y) do not require the approval of any trustee or holder of any obligations of Guarantor except such as have been duly obtained; and (z) do not contravene any law, governmental rule, regulation or order now binding on Guarantor, or the organizational documents of Guarantor, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Guarantor under, any material agreement, indenture, or other instrument to which Guarantor is a party or by which it or its property is bound. (3) The financial statements of Guarantor (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Guarantor’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.
(b) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein.
(c) There are no pending actions or proceedings to which Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Guarantor has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Guarantor, or on Lessor’s rights and remedies under this Guaranty, or (2) a material impairment of the ability of Guarantor to perform its obligations under or to remain in compliance with this Guaranty. Further, Guarantor is not in default under any financial or other material agreement that, either individually or in the aggregate, would have a Material Adverse Effect.
(d) Guarantor acknowledges and agrees that it will enjoy a substantial economic benefit by virtue of the extension of credit by Lessor to Lessee pursuant to the Lease Documents.
5. Guarantor covenants and agrees as follows: (a) Guarantor will furnish Lessor with (1) Guarantor’s balance sheet, statement of income and statement of retained earnings, prepared in accordance with GAAP, certified by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year of Guarantor, (2) Guarantor’s quarterly financial report certified by the chief financial officer of Guarantor, within sixty (60) days of the close of each fiscal quarter of Guarantor, and (3) all of Guarantor’s Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission (“SEC”) as and when filed (by furnishing these SEC forms, or making them publicly available in electronic form, in each case, within the time periods set forth in clauses (1) and (2), Guarantor shall be deemed to have satisfied the requirements of clauses (1), (2) and (3)). (b) Guarantor will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder. (c) Guarantor has been advised by Lessor that the USA Patriot Act establishes minimum standards of account information to be collected and maintained by Lessor, and that to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account; and specifically, this means that when Guarantor executes this Guaranty, Lessor may ask for Guarantor’s name and address, the date of birth of the officers executing this Guaranty, and other information that will allow Lessor to identify Guarantor; and that Lessor may also ask to see the driver’s license or other identifying documents of the officers of Guarantor executing this Guaranty. (d) Guarantor is and will remain in full compliance with all applicable laws including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Guarantor is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, or (B) a person designated under Sections 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

6. A default shall be deemed to have occurred under this Guaranty upon the occurrence of any of the following (each, an “Event of Default”): (a) breach by Guarantor of its covenant pursuant to Section 5(d) hereof; or (b) Guarantor shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of ten (10) days after the earlier of the actual knowledge of Guarantor or written notice thereof to Guarantor by Lessor; or (c) Guarantor shall (1) be generally not paying its debts as they become due, (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Guarantor or its property, and such petition filed against Guarantor is not dismissed within sixty (60) days; or (d) there is an anticipatory repudiation of Guarantor’s obligations pursuant to this Guaranty; or (e) any certificate, statement, representation, warranty or audit contained herein or furnished with respect to this Guaranty by or on behalf of Guarantor proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against Guarantor; or (f) a payment or other default by Guarantor under any loan, lease, guaranty or other financial obligation to Lessor or its affiliates which default entitles the other party to such obligation to exercise remedies; or (g) a payment or other default by Guarantor under any material loan, lease, guaranty or other material financial obligation to any third party which default has been declared; or (h) Guarantor shall (1) enter into any transaction of merger or consolidation, unless Guarantor shall be the surviving entity (such actions being referred to as an “Event”), unless the surviving entity is organized and existing under the laws of the United States or any state, and prior to such Event: (A) such person executes and delivers to Lessor (x) an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Guarantor’s obligations having previously arisen, or then or thereafter arising, under this Guaranty, and (y) any and all other documents, agreements, instruments, certificates and opinions requested by Lessor; and (B) Lessor is satisfied as to the creditworthiness of such person, and as to such person’s conformance to the other standard criteria then used by Lessor for such purposes; (2) cease to do business as a going concern, liquidate or dissolve; or (3) sell, transfer or otherwise dispose of all or substantially all of its assets or property; or (i) there is a material change in the ownership of Guarantor’s capital stock, unless Lessor is satisfied as to the creditworthiness of Guarantor and as to Guarantor’s conformance to the other standard criteria then used by Lessor for such purpose immediately after such change of ownership.
Upon an Event of Default hereunder, Lessor may, at its option, declare this Guaranty to be in default by written notice to Guarantor (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by Guarantor:
A. declare the Lease Documents to be in default and thereafter sue for and recover all liquidated damages, accelerated rentals and/or other sums otherwise recoverable from Lessee thereunder; and/or
B. sue for and recover all damages then or thereafter incurred by Lessor as a result of such Event of Default; and/or
C. seek specific performance of Guarantor’s obligations hereunder.
In addition, Guarantor shall be liable for all reasonable attorneys’ fees and other costs and expenses incurred by reason of any Event of Default or the exercise of Lessor’s remedies hereunder and/or under the Lease Documents. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.
The failure of Lessor to exercise the rights granted hereunder upon any Event of Default shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Event of Default.
The obligations of Guarantor hereunder are independent of the obligations of Lessee. A separate action or actions may be brought and prosecuted against Guarantor whether an action is brought against Lessee or whether Lessee be joined in any such action or actions.

7. GUARANTOR AGREES THAT THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF LESSOR AND GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. Guarantor agrees that any action or proceeding arising out of or relating to this Guaranty may be commenced in any state or Federal court in the State of Maryland, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of Maryland.
8. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS GUARANTY OR THE LEASE DOCUMENTS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
9. This Guaranty shall inure to the benefit of Lessor, its successors and assigns, and shall be binding upon the successors and permitted assigns of Guarantor. The obligations of Guarantor hereunder may not be assigned or delegated without the prior written consent of Lessor.
10. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed as follows:

If to Guarantor:	Arkansas Best Corporation
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
Facsimile: 479-785-8650

If to Lessor:	BB&T Equipment Finance Corporation
600 Washington Avenue
Suite 201
Towson, Maryland 21204
Facsimile: 410-825-1691
or to such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.
11. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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IN WITNESS WHEREOF, Guarantor has caused this Master Lease Guaranty to be duly executed, under seal, as of the 30th day of December, 2009.

ATTEST:	ARKANSAS BEST CORPORATION

/s/ Donald W. Pearson	By:	Judy R. McReynolds	[SEAL]

Name: Judy R. McReynolds
Title: Senior Vice President — CFO & Treasurer

Form of Organization: Corporation
Jurisdiction of Organization: Delaware
Federal Employer Identification No.: 71-0673405
Headquarters Address: 3801 Old Greenwood Road
Fort Smith, Arkansas 72903

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